NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2017 Year-End Earnings

*	23% Increase of Fiscal 2017 Diluted Net Income per Common Share available to Common Shareholders to $2.92, versus prior year
*	26% Increase of Fiscal 2017 Net Income to $23.7 million, versus prior year
*	33% Increase of Fiscal 2017 Income from Operations to $19.1 million, versus prior year
*	6% Increase of Fiscal 2017 Net Revenues to $78.0 million, versus prior year
*	Diluted Net Income per Common Share available to Common Shareholders for the Fiscal year ending June 30, 2017 was $2.92, including a $5.0 million impact of recorded income tax benefits

MELVILLE, NEW YORK, September 14, 2017 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its fiscal 2017 results as of June 30, 2017. Known throughout the world for its contributions to the MRI industry, FONAR’s primary source of income is derived from its subsidiary’s (Health Management Company of American) management of 26 diagnostic imaging centers, 24 of which feature the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI

Basic net income per common share available to common shareholders increased 23% to $2.98 for the fiscal year ended June 30, 2017 as compared to $2.43 for the fiscal year ended June 30, 2016.

Diluted net income per common share available to common shareholders increased 23% to $2.92 for the fiscal year ended June 30, 2017 as compared to $2.38 for the fiscal year ended June 30, 2016.

Net income increased 26% to $23.7 million for the fiscal year ended June 30, 2017, as compared to $18.8 million for the fiscal year ended June 30, 2016.

Income from operations increased 33% to $19.1 million for the fiscal year ended June 30, 2017, as compared to $14.4 million for the fiscal year ended June 30, 2016.

Net revenues increased 6% to $78.0 million for the fiscal year ended June 30, 2017, as compared to $73.4 million for the fiscal year ended June 30, 2016.

Total Costs and Expenses for the fiscal year ending June 30, 2017, remained basically flat at $58.9 million as compared to $59.0 million for the fiscal year ended June 30, 2016.

 FONAR CORPORATION

For the year ended June 30, 2017, the revenues from the management of the diagnostic imaging center segment, consisting of patient and management and other fee revenue, and less the provision for bad debt for patient revenue, increased 7% to $66.8 million as compared to $62.6 million one year earlier.

At June 30, 2017, total assets increased 16% to $98.8 million, as compared to $84.9 million for the fiscal year ended June 30, 2016.

At June 30, 2017, total cash and cash equivalents increased 19% to $10.1 million, as compared to $8.5 million for the fiscal year ended June 30, 2016.

At June 30, 2017, total liabilities decreased 34% to $15.9 million, as compared to $24.1 million for the fiscal year ended June 30, 2016.

At June 30, 2017, total current liabilities decreased 31% to $14.2 million, as compared to $20.6 million for the fiscal year ended June 30, 2016.

Significant Events

On July 3, 2017, FONAR acknowledged the 40th anniversary of the world’s first whole-body MRI scan, thereby birthing the MRI industry. This remarkable achievement was accomplished by FONAR founder Raymond Damadian, M.D., with the assistance of graduate-students Larry Minkoff and Michael Goldsmith.

Effective June 26, 2017, FONAR stock joined the Russell 3000® Index, which has increased the Company’s membership in related index funds and ETFs (Exchange Traded Funds) to over 60, thereby giving mutual funds, institutions, and the investing community greater visibility of FONAR and helping to build shareholder value.

On March 20, 2017, Dr. Damadian was the keynote speaker at 22nd Annual Medical Technologies: A Frost & Sullivan Executive MindXchange in San Diego, CA, where he received special recognition as “the legendary inventor of the first MRI (Magnetic Resonance Imaging) machine and the innovative mind responsible for saving thousands of lives.”

On July 12, 2016 the Company’s subsidiary, Health Management Company of America (HMCA), reported three acquisitions. HMCA had purchased: 100% of the equity in Turnkey Services of New York, LLC; 100% of the equity in TK2 Equipment Management, LLC; and the remaining 50% of Diagnostic Management Services, LLC, Yonkers, NY, making it a wholly-owned subsidiary of HMCA.

On June 20, 2017, HMCA reported they had purchased a 100% interest in the FONAR MRI equipment lease related to Stand-Up MRI of Great Neck, an event that will add to FONAR’s net income and cash flow.

FONAR CORPORATION

Management Discussion

President and CEO Timothy R. Damadian said, “We’re pleased with our six percent (6%) growth rate in net revenue. The Company made several acquisitions in Fiscal 2017 that have added to our profitability, and we remain committed to controlling costs, which is vital in the healthcare industry where insurer reimbursement rates continue to fall year after year.

“Thankfully, the appeal of the UPRIGHT® MRI (also known as the Stand-Up® MRI) among both patients and physicians, together with my experienced and competent management team, has enabled us to thrive in a very challenging business environment.

“We will continue to seek additional opportunities consistent with our growth strategy and are committed to maintaining the Company’s very positive earnings trajectory into fiscal 2018.”

Chairman of the Board Raymond V. Damadian, M.D., added, “In Fiscal 2017, we posted a profit of $2.92 per share (Diluted Net Income per Common Share available to Common Shareholders). Our net profit margin [(Net Income / Total Revenues)] was 10 in Fiscal 2011, 26 in Fiscal 2016, and 30 for Fiscal 2017. As far as our business plan is concerned, I think that says it all.

“Regarding the Company’s ongoing research, we continue to explore the impact of our new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) circulating throughout the brain and vertebral column with the patient scanned in the Upright position.

“Based on a discovery FONAR had announced on November 2, 2011, the Company was recently issued a patent for the use of the FONAR UPRIGHT® Multi-Position™ MRI to diagnose patients with Multiple Sclerosis. We are hopeful that this research will help to lead to a new understanding of the role of CSF on diseases of the brain.”

Dr. Damadian concluded, “It has been 46 years since we made the discovery that birthed the MRI industry.* We’ve had the privilege and joy of witnessing its marvelous growth from infancy. Today there are approximately 60 million MRI scans performed each year worldwide in what has become a multi-billion-dollar industry. After all these years, FONAR is finally reaping the rewards, and we’re certainly very thankful for it.”

*In 1971, Dr. Damadian’s paper in Science contained the two key discoveries that remain fundamental to the operation of every MRI scanner ever made: 1) his discovery that the relaxation times of cancerous tissues are markedly prolonged relative to those of healthy tissues and 2) his discovery there are also marked differences in relaxation times across the full spectrum of healthy tissue types.

FONAR CORPORATION

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978 and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. FONAR's signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as in the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and "weightless-only" scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. Regarding patient comfort, as one FONAR customer stated, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF flow in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries as well as patients with childhood autism, Multiple Sclerosis, Alzheimer's disease, Amyotrophic Lateral Scherosis (Lou Gehrig's disease), Parkinson's disease and dementia are among those who FONAR believes are likely to benefit from this new understanding of CSF flow physiology.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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FONAR CORPORATION

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,
	2017	2016
Current Assets:
Cash and cash equivalents	$10,139,621	$8,528,309
Accounts receivable – net of allowances for doubtful accounts of $190,244 and $284,279 at June 30, 2017 and 2016, respectively	4,321,760	4,370,155
Medical receivables –net of allowances for doubtful accounts of $19,853,318 and $17,451,782 at June 30, 2017 and 2016, respectively	11,744,704	10,126,397
Management and other fees receivable – net of allowances for doubtful accounts of $12,859,750 and $13,553,005 at June 30, 2017 and 2016, respectively	18,593,894	15,637,831
Management and other fees receivable – related party medical practices – net of allowances for doubtful accounts of $582,001 and $392,505 at June 30, 2017 and 2016, respectively	4,959,598	4,063,539
Costs and estimated earnings in excess of billings on uncompleted contracts	736,061	—
Inventories	1,624,262	2,074,300
Prepaid expenses and other current assets	1,293,806	759,042

Total Current Assets	53,413,706	45,559,573
Deferred income tax asset	17,861,777	13,042,360
Property and Equipment – Net	16,462,504	14,512,706
Goodwill	3,927,123	3,322,158
Other Intangible Assets – Net	6,644,504	7,719,358
Other Assets	452,952	731,451
Total Assets	$98,762,566	$84,887,606

FONAR CORPORATION

CONSOLIDATED BALANCE SHEETS

LIABILITIES

	June 30,
	2017	2016
Current Liabilities:
Current portion of long-term debt and capital leases	$180,090	$2,447,693
Accounts payable	1,423,217	1,254,485
Other current liabilities	7,203,278	10,826,793
Unearned revenue on service contracts	4,641,534	4,678,914
Customer deposits	787,884	1,198,739
Billings in excess of costs and estimated earnings on uncompleted contracts	—	206,623
Total Current Liabilities	14,236,003	20,613,247
Long-Term Liabilities:
Deferred income tax liability	331,527	481,779
Due to related party medical practices	227,543	245,041
Long-term debt and capital leases, less current portion	336,761	2,059,236
Other liabilities	720,779	711,996
Total Long-Term Liabilities	1,616,610	3,498,052
Total Liabilities	15,852,613	24,111,299

FONAR CORPORATION

CONSOLIDATED BALANCE SHEETS

STOCKHOLDERS EQUITY

	June 30,
	2017	2016
Stockholders' Equity:
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at June 30, 2017 and 2016, 313,438 issued and outstanding at June 30, 2017 and 2016	$31	$31
Preferred stock $.001 par value; 567,000 shares authorized at June 30, 2017 and 2016, issued and outstanding – none	—	—
Common stock $.0001 par value; 8,500,000 shares authorized at June 30, 2017 and 2016, 6,299,154 and 6,062,809 issued at June 30, 2017 and 2016, respectively; 6,287,511 and 6,051,166 outstanding at June 30, 2017 and 2016, respectively	630	607
Class B convertible common stock (10 votes per share) $.0001 par value; 227,000 shares authorized at June 30, 2017 and 2016, 146 issued and outstanding at June 30, 2017 and 2016	—	—
Class C common stock (25 votes per share) $.0001 par value; 567,000 shares authorized at June 30, 2017 and 2016, 382,513 issued and outstanding at June 30, 2017 and 2016	38	38
Paid-in capital in excess of par value	179,131,780	173,702,335
Accumulated deficit	(101,003,389)	(120,624,010)
Notes receivable from employee stockholders	(16,546)	(23,879)
Treasury stock, at cost – 11,643 shares of common stock at June 30, 2017 and 2016	(675,390)	(675,390)
Total Fonar Corporation’s Stockholders’ Equity	77,437,154	52,379,732
Noncontrolling interests	5,472,799	8,396,575
Total Stockholders' Equity	82,909,953	60,776,307
Total Liabilities and Stockholders' Equity	$98,762,566	$84,887,606

FONAR CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	For the Years Ended June 30,
	2017	2016	2015
Revenues
Product sales – net	$1,572,148	$1,276,882	$1,820,979
Service and repair fees – net	9,537,040	9,396,736	9,549,316
Service and repair fees – related parties – net	110,000	110,000	110,000
Patient fee revenue, net of contractual allowances and discounts	36,400,600	32,985,809	28,153,598
Provision for bad debts for patient fee	(16,171,434)	(14,539,786)	(12,770,249)
Management and other fees – net	38,361,514	36,633,230	34,805,627
Management and other fees – related party medical practices – net	8,226,718	7,505,339	7,381,725
Total Revenues – Net	78,036,586	73,368,210	69,050,996
Costs and Expenses
Costs related to product sales	931,501	1,254,328	1,882,230
Costs related to service and repair fees	2,996,736	2,148,143	2,189,373
Costs related to service and repair fees – related parties	34,564	25,147	25,220
Costs related to patient fee revenue	8,987,673	9,418,935	7,939,524
Costs related to management and other fees	20,828,581	21,949,583	20,970,116
Costs related to management and other fees – related party medical practices	4,273,370	4,074,762	3,883,953
Research and development	1,480,670	1,631,846	1,812,398
Selling, general and administrative, inclusive of compensatory element of stock issuances of $2,397,276, $2,006 and $53,200 for the years ended June 30, 2017, 2016 and 2015, respectively	19,407,411	18,509,850	17,448,305
Total Costs and Expenses	58,940,506	59,012,594	56,151,119
Income from Operations	19,096,080	14,355,616	12,899,877
Other Income and (Expenses):
Interest expense	28,299	(262,193)	(702,095)
Investment income	193,141	224,263	225,270
Other (expense) income – net	(1,156)	190,560	394,810
Income before benefit for income taxes and noncontrolling interests	19,316,364	14,508,246	12,817,862
Benefit for Income Taxes	4,362,434	4,287,271	2,612,521
Net Income	$23,678,798	$18,795,517	$15,430,383
Net Income – Noncontrolling Interests	(4,058,177)	(3,070,892)	(2,519,732)
Net Income – Attributable to FONAR	$19,620,621	$15,724,625	$12,910,651

FONAR CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Continued)

	For the Years Ended June 30,
	2017	2016	2015
Net Income Available to Common Stockholders	$18,390,586	$14,702,834	$12,071,670
Net Income Available to Class A Non-Voting Preferred Stockholders	$916,769	$761,561	$625,309
Net Income Available to Class C Common Stockholders	$313,266	$260,230	$213,672
Basic Net Income Per Common Share Available to Common Stockholders	$2.98	$2.43	$2.00
Diluted Net Income Per Common Share Available to Common Stockholders	$2.92	$2.38	$1.95
Basic and Diluted Income Per Share – Class C Common	$0.82	$0.68	$0.56
Weighted Average Basic Shares Outstanding – Common Stockholders	6,161,599	6,050,893	6,050,632
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,289,103	6,178,397	6,178,136
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	382,513	382,513	382,513

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